Exhibit 10.2

CEDAR FAIR, L.P. 2008 OMNIBUS INCENTIVE PLAN
OPTION AWARD AGREEMENT
This Option Award Agreement (the “Agreement”) is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2008 Omnibus Incentive Plan (the “Plan”), including (without limitation) Article VI, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings used in the Plan, unless indicated otherwise.
OPTIONEE:
DATE OF GRANT OF OPTION BY COMMITTEE:
NUMBER OF UNITS SUBJECT TO OPTION:
1.Grant of Option. On the date of grant specified above, the Committee granted Optionee an Option to purchase _____________ (_____) Units at the price set forth in and on the terms and conditions of this Agreement.
2.Option Exercise Price. The Option shall be exercisable, solely pursuant to the terms of this Agreement, at a price per Unit equal to __________________ dollars ($_______), which is one hundred percent (100%) of the Fair Market Value of one Unit on the date of grant of the Option.
3.Exercise Period. The Option may be exercised by the Optionee, in whole or in part, to the extent vested and until the Option terminates pursuant to this Agreement. The Option vests in three (3) equal annual installments, such that on the first year anniversary of the date of grant, one-third (1/3) of the Option shall be vested and exercisable; on the second year anniversary of the date of grant of the Option, two-thirds (2/3) of the Option shall be vested and exercisable; and on the third year anniversary of the date of grant the Option three thirds (3/3) or one hundred percent (100%) of the Option shall be vested and exercisable.
4.Option Term. Subject to Section 7 of this Agreement, the term of the Option shall be ten (10) years (the “Term”).
5.Exercise of the Option. During the Term, the Option, to the extent vested, may be exercised, in whole or in part, by delivery to the Committee of a written statement in the form attached hereto as Exhibit A, entitled “Option Exercise Form.” At the time of exercise, the Optionee shall pay such amount as is required under Section 6 herein. Upon the receipt of payment for the Units being purchased and compliance with the terms and conditions hereunder, unless the Optionee's exercise was a Cashless Exercise (as defined below), the Committee shall cause such Units to be delivered to the Optionee.

1.Payment of Option Price. At the time of exercise of the Option, the Optionee shall pay to the Committee the full Option exercise price for the Units being purchased together with an amount equal to the amount of all applicable withholding taxes. Such payment shall be made (i) in cash; or (ii) in the form of such other consideration as may be approved by the Committee, to the extent permitted by applicable law and pursuant to any Committee procedures, which may, without limitation, consist of the Optionee's paying the exercise price and all applicable withholding taxes with respect to such exercise by receiving a reduced number of Units from the Committee or by the Optionee's assignment of proceeds of a sale (net of expenses of sale, including commissions) with respect to some or all of the Units being acquired upon the exercise of the Option (a “Cashless Exercise”).
2.Non-Transferability of Options; Termination of Option. The Option shall not be transferable or assignable and, during the Optionee's lifetime, shall be exercisable solely by the Optionee. The Option shall terminate upon the earlier of the ten (10) year anniversary of the date of grant or the date that is thirty (30) days after the Optionee's Separation from Service for any reason, whether voluntarily or involuntarily. Temporary interruptions in employment caused by sickness or approved leaves of absence shall not constitute a Separation from Service for purposes of this Agreement.
3.No Deferral Feature. Notwithstanding any other term of this Agreement, no Option shall have any feature that would allow for the deferral of compensation (within the meaning of Section 409A) other than the deferral of recognition of gain until the later of the exercise or disposition of the Option or the Units acquired pursuant to the exercise of the Option first becomes substantially vested (as defined in Treasury Regulation Section 1.83-3(b)).
4.Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to be part hereof.
5.Counterparts. This Agreement may be executed in multiple counterparts; each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.
6.Code Section 409A. The parties intend that the Option granted and exercisable under this Agreement be granted and exercised in compliance with Section 409A, such that there are no adverse tax consequences, interest, or penalties as a result of the grant or exercise of the Option. The parties agree to modify this Agreement, including, without limitation, the timing of the exercise of the Option to the extent necessary to comply with Section 409A. Although the intent of this Agreement is to avoid the imposition of taxation, penalties, and/or interest under Section 409A, tax treatment of the grant, vesting, exercise, or non-exercise of the Option under this Agreement is not warranted or guaranteed. Neither the Company, nor the Board of Directors of the Company, nor any Affiliate or delegatee shall be liable for any taxes, penalties, interest, or other monetary amounts owed by the Optionee as a result of this Agreement or as a result of the Committee's administration of this Agreement.
7.Acceleration. Except to the extent permitted under Section 409A (including under Article XIII of the Plan), no acceleration of the time of exercise of the Option shall be permitted.

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IN WITNESS WHEREOF, Magnum Management Corporation, a subsidiary of Cedar Fair, L.P., has caused this Agreement to be executed by its duly authorized officer, and the Optionee has executed this Agreement in acceptance thereof.

MAGNUM MANAGEMENT CORPORATION By: Title:
OPTIONEE SIGNATURE: PRINTED NAME: ADDRESS: SSN:

EXHIBIT A
TO
Option Award Agreement
OPTION EXERCISE FORM
The undersigned Optionee under an Option Award Agreement (the “Agreement”) with respect to the Option granted by the Committee to Optionee under the Cedar Fair, L.P. 2008 Omnibus Incentive Plan as of ________________, ______, hereby exercises his/her Option to purchase _________ Units of Cedar Fair, L.P. at the exercise price of $___________ per Unit in accordance with the terms and conditions of such Agreement (defined terms shall have the meanings ascribed to them in the Agreement).

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I hereby enclose $____________ for the exercise price of the Option and $______________ (subject to verification by payroll) as withholding taxes to exercise my Option. (Please check box. Payroll will confirm if tax withholding is correct.)

I hereby elect a Cashless Exercise as described in the Agreement. (Please check box if electing a Cashless Exercise. I further understand that I must enter into an irrevocable agreement with Cedar Fair L.P.'s designated broker.)
Date of Exercise             Signature:
Please type or print legibly your name, as you want it to appear on the Company's ownership records, your address and your Social Security number in the space provided below.
Name:
Address:
(Street)

(City)            (State)    (Zip Code)
Social Security Number: _____________